Exhibit 99.4

Compensation Philosophy and Option Reduction Program Zurich August 5, 2003

COMPENSATION PHILOSOPHY OVERVIEW Successful change in compensation culture over past two years Compensation plans are designed to: Align employee and shareholder interests Attract and retain key people Reward employees for performance and offer future-oriented incentives Ensure that compensation structure is in line with industry benchmarks Stock option awards will continue to be part of compensation plans, but at a lower level The Group will implement the following changes: Reduce future annual issuance of option awards in favor of stock Introduce three-year vesting on future option awards and, at CSFB only, on stock awards Expense the fair value of future option awards over the respective vesting period Launch an option reduction program

COMPENSATION PHILOSOPHY OPTION REDUCTION PROGRAM Purpose of option reduction program: Reduce the number of options outstanding Exchange previously awarded option grants for equity-based awards that provide a more effective means of rewarding and retaining our best people Offer to exchange existing options on a value-for-value basis under applicable accounting rules Open to all current employees to exchange old options(1) with an exercise price equal to or greater than CHF 60 for either new options, restricted or phantom shares or a 50/50 combination thereof greater than CHF 30 and below CHF 60 for either restricted or phantom shares New options to be granted with an exercise price of 10% above market price on the valuation date (which is currently September 5, 2003) Provisional timing: commencement of tender offer on August 6, 2003, and closing on September 9, 2003 No significant P&L impact expected in 2003 from the option reduction program (1) meaning eligible vested options originally granted on or after December 31, 1999

ACCOUNTING FOR EQUITY-BASED COMPENSATION Fair value of future stock option awards to be expensed over the respective 3-year vesting period as of the financial year 2003, with vesting starting in 2004 Credit Suisse First Boston to adopt three-year vesting approach for stock awards in future compensation cycles, in line with industry practice Future stock awards will result in deferred recognition of the related compensation costs over the vesting period Implementation of this deferral is expected to result in a decrease of around 3% points in the compensation-to-revenue ratio at CSFB for the second half of 2003 Credit Suisse Financial Services and Group Corporate Center to continue to vest stock awards at grant, with four-year blocking period

DISCLAIMER Credit Suisse Group ("CSG") has not commenced the exchange offer to which this communication pertains. Holders of CSG options are strongly advised to read the Schedule TO, the Offer to Exchange and other documents related to the exchange offer to be filed with the Securities and Exchange Commission when they become available because they will contain important information. Holders of CSG options may obtain copies of these documents for free, when available, at the Securities and Exchange Commission website at www.sec.gov or from CSG's Human Resources department. Cautionary Statement Regarding Forward-looking Information This communication contains statements that constitute forward-looking statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to our plans, objectives or goals; our future economic performance or prospects; the potential effect on our future performance of certain contingencies; and assumptions underlying any such statements. Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include (i) market and interest rate fluctuations; (ii) the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular; (iii) the ability of counterparties to meet their obligations to us; (iv) the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations; (v) political and social developments, including war, civil unrest or terrorist activity; (vi) the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations; (vii) the ability to maintain sufficient liquidity and access capital markets; (viii) operational factors such as systems failure, human error, or the failure to properly implement procedures; (ix) actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations; (x) the effects of changes in laws, regulations or accounting policies or practices; (xi) competition in geographic and business areas in which we conduct our operations; (xii) the ability to retain and recruit qualified personnel; (xiii) the ability to maintain our reputation and promote our brands; (xiv) the ability to increase market share and control expenses; (xv) technological changes; (xvi) the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users; (xvii) acquisitions, including the ability to integrate successfully acquired businesses; (xviii) the adverse resolution of litigation and other contingencies; and (xix) our success at managing the risks involved in the foregoing. We caution you that the foregoing list of important factors is not exclusive; when evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risks identified in our most recently filed Form 20-F and reports on Form 6-K furnished to the US Securities and Exchange Commission. CSG disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required by applicable laws.